EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 13, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (April 2010 – March 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.9%	0.9%	3.5%	17.9%	0.4%	-1.2%	1.9%	-1.2%	9.7%	-28.6%	-0.1	-0.2
B**	1.9%	0.9%	3.4%	17.3%	-0.2%	-1.8%	1.2%	-1.8%	9.7%	-29.9%	-0.1	-0.3
Legacy 1***	1.8%	0.9%	3.8%	19.8%	2.4%	0.7%	N/A	0.7%	9.6%	-23.7%	0.1	0.1
Legacy 2***	1.8%	0.9%	3.8%	19.7%	2.2%	0.5%	N/A	0.5%	9.5%	-24.4%	0.1	0.1
Global 1***	1.9%	0.9%	3.9%	20.7%	3.0%	0.6%	N/A	0.6%	9.1%	-21.9%	0.1	0.1
Global 2***	1.8%	0.9%	3.9%	20.5%	2.8%	0.4%	N/A	0.4%	9.1%	-22.4%	0.1	0.1
Global 3***	1.8%	0.9%	3.6%	18.8%	1.1%	-1.3%	N/A	-1.3%	9.1%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	-0.8%	-2.3%	0.2%	11.9%	15.8%	14.3%	7.9%	14.3%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	2.5%	-1.4%	1.2%	17.9%	6.7%	9.9%	7.5%	9.9%	11.9%	-15.5%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

Portfolio for A, B and Legacy units						Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	22%					22%
Energy	8%	Short	Crude Oil	3.2%	Short	8%	Short	Crude Oil	3.2%	Short
			Brent Crude Oil	1.5%	Short			Brent Crude Oil	1.5%	Short
Grains/Foods	7%	Short	Sugar	1.3%	Short	7%	Short	Sugar	1.3%	Short
			Coffee	1.0%	Short			Coffee	1.0%	Short
Metals	7%	Short	Gold	2.4%	Short	7%	Short	Gold	2.4%	Short
			Copper	0.9%	Short			Copper	0.9%	Short
FINANCIALS	78%					78%
Currencies	21%	Long $	Japanese Yen	4.0%	Short	21%	Long $	Japanese Yen	4.0%	Short
			Euro	3.7%	Short			Euro	3.7%	Short
Equities	37%	Long	S&P 500	6.6%	Long	37%	Long	S&P 500	6.6%	Long
			Dax Index	3.6%	Long			Dax Index	3.6%	Long
Fixed Income	20%	Long	Long Gilts	2.5%	Long	20%	Long	Long Gilts	2.5%	Long
			U.S. 10-Year Treasury Notes	2.2%	Long			U.S. 10-Year Treasury Notes	2.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 10% due to a large increase in domestic inventories and the strength of the U.S. dollar.  Natural gas markets also fell due to weak demand associated with warm temperatures in the U.S.

Grains/Foods
Wheat markets rose almost 5% after the U.S. Department of Agriculture reduced forecasts for future supplies.  Soybean prices moved lower due to weak export data.  Weakness in the Brazilian real drove coffee and sugar prices sharply lower.

Metals
Copper markets finished higher after reported greater-than-expected growth in Chinese credit and on speculation global copper output may begin to slow in late 2015.   Gold prices fell to a 4-month low after U.S. dollar strength prompted liquidations.  Platinum prices fell because of strong supply forecasts.

Currencies
The euro fell to a 12-year low versus the U.S. dollar after the ECB began buying bonds as part of its new quantitative easing initiative.  The U.S. dollar strengthened against global counterparts as strong U.S. economic data reinforced expectations the Federal Reserve will raise rates at mid-year.  The British pound fell, driven lower by weaker-than-expected U.K. industrial production data.

Equities
U.S. equity markets fell amidst concerns the U.S. Federal Reserve will raise interest rates in June.  Germany’s Dax index finished higher for the 9th consecutive week due to speculation the newly initiated quantitative easing initiatives would bolster growth in the Eurozone.  In Japan, the Nikkei 225 Index rallied to a 15-year high due to optimism regarding Europe and bullish prospects for its export industries supported by yen weakness.

Fixed Income
U.S. Treasury markets rallied as a third consecutive monthly decline in U.S. retail sales data resulted in a surge in demand for safe-haven assets.  German Bund markets moved lower as optimism surrounding the Eurozone and strength in the European equity markets put pressure on prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.